UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 20, 2005 (May 19, 2005)

Date of Report  (Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

830 Winter Street, Waltham, Massachusetts 02451-1420

(Address of principal executive offices, including zip code)

(781) 795-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.05.                                          Costs Associated with Exit or Disposal Activities.

                On May 19, 2005, the Board of Directors of PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) approved a strategic restructuring to focus the Company’s resources on its most promising assets and programs and significantly reduce its cost structure.  The strategic restructuring includes:

•                                          voluntarily discontinuing promotional activities related to Plenaxis® and the sale of Plenaxis® for new patients in the United States;

•                                          voluntarily suspending the ongoing clinical development of Apan™, the Company’s drug candidate for Alzheimer’s disease; and

•                                          implementing a reduction of the Company’s current 182-person headcount by approximately 60% to approximately 75 permanent ongoing employees.

As part of the strategic restructuring, the Company will also evaluate alternatives relative to its current headquarters and research building and relocation of its operations to a smaller facility in a manner intended to minimize disruption to its ongoing operations.

                The decision to approve the strategic restructuring was made after careful review and analysis by the Company’s management and Board of Directors of all the Company’s assets and programs.  In this connection, the Board of Directors concluded that it was unlikely that the Company would be able to achieve its revenue goals for Plenaxis® in the United States on an acceptable timeline.  The strategic restructuring is intended to reduce the Company’s annual cash utilization and allow the Company to focus its resources on its PPI-2458 clinical development program and the continued advancement of its Direct Select™ drug discovery technology.  The Company will also, in collaboration with Schering AG, continue to seek approval of and successfully commercialize Plenaxis® in the European Union and Schering AG’s other licensed territories.  The discontinuation of promotional activities related to Plenaxis® and the sale of Plenaxis® for new patients in the United States will occur immediately.  The Company expects to complete the wind down of Apan™ clinical development activities by the end of 2005.  The workforce reduction will immediately affect approximately 100 employees, with a smaller group leaving by the end of 2005.

                The Company currently estimates that it will incur restructuring charges of approximately $4.1 million that will result in future cash expenditures, consisting of approximately $2.8 million associated with the reduction in force, approximately $0.2 million associated with the termination of contracts and approximately $1.1 million of other associated costs.  The Company currently expects that approximately half of these cash expenditures will be made during the second quarter of 2005 and the remaining amount will be made during the second half of 2005.

                In connection with the strategic restructuring, the Company has concluded that its commitments under certain existing Plenaxis® manufacturing and supply agreements with third parties exceed the Company’s estimated future Plenaxis® requirements by approximately $7.2 million.  Accordingly, the Company expects to record, in the second quarter of 2005, a charge of approximately $6.0 million, which represents the net present value of these excess commitments.  The Company expects to expense the remaining $1.2 million of these excess commitments over the remaining term of the applicable manufacturing and supply agreements, which period ranges from two to five years.  The amount and timing of required minimum cash payments by the Company under its existing Plenaxis® manufacturing and supply agreements with third parties will not be affected by the strategic restructuring.

                In connection with the strategic restructuring, the Company determined that a non-cash impairment charge with respect to the Company’s corporate headquarters and research facility in Waltham, Massachusetts and a non-cash write-down of Plenaxis® inventory was required under generally accepted accounting principals.  The Company currently estimates that the amount of the non-cash impairment charge for the Waltham facility will be approximately $20.0 million under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets.”  Due to the discontinuation of promotional activities relating to Plenaxis® in the United States, the Company will incur a non-cash write down of inventory of approximately $3.5 million.  The Company expects to record both these charges in the second quarter of 2005.

                Accordingly, the Company currently estimates that the total restructuring charges will be approximately $34.8 million.

Item 2.06.                                          Material Impairments.

                The information reported in Item 2.05 is hereby incorporated by reference.  The Company currently estimates that the total amount of impairment charges to be incurred in connection with the restructuring reported in Item 2.05 will be approximately $23.5 million, comprised of a non-cash impairment charge of approximately $20.0 million for the Waltham facility and a non-cash write down of Plenaxis® inventory of approximately $3.5 million.  The Company expects to record both these charges in the second quarter of 2005.

*  *  *  *  *

This report contains forward-looking statements, including, but not limited to, statements regarding the Company’s restructuring, the timing and amount of restructuring charges, write-downs and impairment charges that the Company expects to incur in connection with its restructuring, foreign regulatory approval of Plenaxis®, the Company’s plans for the continued clinical development of PPI-2458 and its the Company’s Direct Select™ drug discovery technology.  These statements are based on the Company’s current beliefs and expectations as to future outcomes and are not guarantees of future performance.  These statements are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ from those projected, including, but not limited to, unexpected expenditures, the completion of further analysis with respect to the Company’s assets, the timing and content of decisions made by German and other foreign regulatory authorities regarding Plenaxis®, including whether and when Plenaxis® receives marketing approval in Germany and various other European Member states and whether the label for Plenaxis® and other terms and conditions of any such approval are commercially acceptable to the Company’s European partner under its collaboration agreement with the Company, the Company’s ability to continue development of and successfully partner PPI-2458 and its Direct Select™ drug discovery technology, unexpected results in ongoing and future clinical or preclinical trials, the need for additional research and testing, including as a result of unanticipated determinations by the FDA or foreign regulatory authorities, as well as the risks set forth from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to the risks discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.  The Company undertakes no obligation to update any forward-looking statement made in this report to reflect new information, events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2005	PRAECIS PHARMACEUTICALS INCORPORATED
	By	/s/ Edward C. English
Edward C. English
Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary